SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.

                             FORM 8-K

                            CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                       EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): February 28, 1998

             CLASSIC RESTAURANTS INTERNATIONAL, INC.
     (Exact name of registrant as specified in its charter)

     COLORADO                0-28704              84-1122431
(State or other jurisdic  (Commission File      (IRS Employer
 tion of incorporation)      Number)           Identification No.)

    3500 PARKWAY LANE, SUITE 435, NORCROSS, GEORGIA 30092
     (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (770)729-9010

                         NOT APPLICABLE
  (Former name or former address, if changed since last report)


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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

On February 28, 1998, the Registrant entered into an Agreement and Plan of Share Exchange (the "Agreement") with James Robert Shaw, AA Corp. and the Pringle Family Trust. Under the Agreement, the Company agreed to acquire all of the issued and oustanding stock of AA Corp. for 500,000 shares of Series D Convertible Preferred Stock (the "Preferred Stock"). Each share of Preferred Stock is convertible into 200 shares of the Company's Class A Common Stock. In addition, the shareholder of AA Corp. also agreed to acquire all of the Company's issued and outstanding Class B Common Stock from James Robert Shaw for 120,000 shares of the Preferred Stock.

Effective upon execution of the Agreement, all outstanding shares of AA Corp., all Class B Common Stock owned by Mr. Shaw, and all of the shares of Preferred Stock to be issued under the Agreement are to be placed in escrow until certain conditions specified in the Agreement were satisfied or waived. Upon satisfaction or waiver of the conditions, the shares held in escrow will be released and the transactions contemplated the Agreement consummated. The conditions which must be satisfied or waived before the Agreement is finally consummated include the condition that the Company change its state of incorporation to Georgia or Delaware, that the Company implement a 1 for 20 reverse split of its common stock, that the Company settle its liabilities and preferred stock obligations, that the Company have no more than 1,000,000 shares of Class A Common Stock outstanding after implementing the reverse split and settling its liabilities and preferred stock obligations, and that the shareholders of AA Corp. raise sufficient funds to develop a prototype recycling facility which is capable of recylcing tires in economically viable quantities.

Upon execution of the Agreement, the Company's Board of Directors was expanded to five members from three members, and Frank Pringle and Benjamin Silber were appointed to fill the two newly created seats. Mr. Pringle is a beneficiary of the Pringle Family Trust, which is the owner of AA Corp. Mr. Silber is the attorney for AA Corp. and the Pringle Family Trust. In addition, at the same time, Bailey Spears resigned from the Board of Directors and June Cuba was appointed to fill the vacant seat. In addition, Mr. Pringle was designated chairman of the Board of Directors and co-President of the Company with Mr. Shaw.

In the event any of the conditions to closing under the Agreement are not satisfied or waived, all consideration held in escrow will be returned to its original owner, Messrs. Pringle and Silber will resign from the Board of the Directors of the Company and neither party shall have any obligation to the other.

AA Corp. has developed a method for recycling used tires under which the tires would be broken down into carbon black and other recylceable components using microwaves.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          See Item 1.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

          Not Applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING
          ACCOUNTANTS.

          Not Applicable.

ITEM 5.   OTHER EVENTS.

          Not Applicable.

ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS.

          Effective February 28, 1998, Bailey Spears resigned from the Board of Directors. Mr. Spears was asked to resign from the Board of Directors in order to create a vacant seat on the Board for the appointment of June Cuba. Ms. Cuba has recently assumed the position of Secretary and Chief Financial Officer of the Company. Mr. Spears did not resign because of a disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Spears did not furnish the Company with a letter stating the reasons for his resignation. See Item 1.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

      (a) Financial statements of businesses acquired: To be filed by amendment.

      (b) Pro forma financial information: To be filed by amendment.

      (c) Exhibits:

          10.1 Agreement and Plan of Share Exchange by and among Classic Restaurants International, Inc.,
                 James Robert Shaw, AA Corp. and the Pringle
                 Family Trust.

ITEM 8.   CHANGE IN FISCAL YEAR.

          Not Applicable.

ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

          Not Applicable.

                         SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CLASSIC RESTAURANTS
                                 INTERNATIONAL, INC.



Date: March 26, 1998             By:/s/James Robert Shaw
                                   James Robert Shaw
                                   President

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